Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Histogen Inc. 2007 Stock Plan, the Histogen Inc. 2017 Stock Plan and the Histogen Inc. 2020 Incentive Award Plan of Histogen, Inc. of our report dated March 11, 2020, with respect to the financial statements of Histogen Inc. (formerly Conatus Pharmaceuticals Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

June 26, 2020